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                                                                     Exhibit 3.2



                                THE COMPANIES LAW
                           A COMPANY LIMITED BY SHARES










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                                    ARTICLES

                                       OF

                               GIVEN IMAGING LTD.

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                      AS AMENDED AND RESTATED ON [ ], 2001



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                                TABLE OF CONTENTS


































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                                   PRELIMINARY

1.    GENERAL PROVISIONS

      (a) INTERPRETATION. (i) In these Articles the following terms shall bear the meaning ascribed to them below:

          These "ARTICLES" shall mean these Articles of Association, as originally adopted and as they may from time to time be amended.

          The "BOARD" shall mean the Company's Board of Directors.

          The "COMPANY" shall mean GIven Imaging Ltd.

          The "COMPANIES LAW" shall mean the Companies Law, 5759-1999.

          "DIRECTOR" shall mean a director of the Company.

          "LEGAL REQUIREMENTS" shall mean all applicable laws, statutes, rules, regulations, orders, ordinances and requirements of all foreign, national, departmental and municipal governments;

          The "MEMORANDUM" shall mean the Memorandum of Association of the Company, as originally registered and as it may from time to time be amended.

          The "ORDINANCE" shall mean the Companies Ordinance [New Version], 5743-1983.

          "ORDINARY RESOLUTION" shall mean a resolution adopted at a General Meeting in accordance with Article 24(a).

          "ORDINARY SHARES" shall mean the Ordinary Shares of the Company, par value NIS [0.01] per share.

          "OUTSIDE DIRECTOR" shall mean a director of the Company qualified and elected in accordance with Part 6, Chapter 1 Title E of the Companies Law.

          (ii) Terms and expressions used in the Articles and not defined herein, shall bear the same meaning as in the Companies Law in force on the date when the Articles first become effective.

          (iii) Sections 2, 4, 5, 6, 7, 8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of the Articles.

          (iv) The captions in the Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation of any provision hereof.

          (v) Subject to the context, words and expressions importing the masculine gender shall include the feminine gender and the singular shall include the plural.

      (b) APPLICATION OF COMPANIES LAW. The provisions of the Companies Law shall apply other than with respect to matters for which these Articles provide otherwise in accordance with the Companies Law.


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      (c) AMENDMENTS. Subject to any other provision contained, these Articles, or any provision thereof, may be amended, cancelled or replaced at any time by an Ordinary Resolution.

2. PURPOSES. Without limiting the purposes set out in the Memorandum, the Company may engage in any lawful business. The Company may also extend donations in reasonable amounts and for proper cause, including where the grant of such donation does not fall within business considerations.

3. LIMITATION OF LIABILITY. The liability of the shareholders of the Company for any and all debts and obligations of the Company of any kind is limited by their shares. Accordingly no shareholder shall be liable to the Company or its creditors by virtue of being a shareholder of the Company in excess of the amounts for which such shares were subscribed and unpaid for.


                                  SHARE CAPITAL

4. REGISTERED SHARE CAPITAL. The registered share capital of the Company is 3,000,000 New Israeli Shekels (3,000,000 NIS) divided into 60,000,000 Ordinary Shares, of par value NIS 0.05 per share.

5. ALTERATION OF SHARE CAPITAL. The Company may, from time to time, by an Ordinary Resolution:

      (a) Increase its share capital in an amount it thinks expedient by the creation of new shares. The power to increase the share capital may be exercised by the Company whether or not all of the shares then authorized have been issued and whether or not all of the shares theretofore issued have been called up for payment. Such Ordinary Resolution shall set forth the amount of the increase, the number of the new shares created thereby, their nominal value and class, and may also provide for the rights, preferences or deferred rights that shall be attached to the newly created shares and the restrictions to which such shares shall be subject;

      (b) Consolidate all or any of its issued or unissued share capital and divide same into shares of nominal value larger than the one of its existing shares;

      (c) Subdivide all or any of its issued or unissued share capital, into shares of nominal value smaller than the one stipulated in these Articles; provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid-up shall be retained in the subdivision;

      (d) Cancel any shares which, as at the date of the adoption of the Ordinary Resolution, have not been issued or agreed to be issued, and thereby reduce the amount of its share capital by the aggregate nominal value of the shares so canceled; or

      (e) Subject to any approval or consent required by law, reduce its share capital in any manner whatsoever.

      (f) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, by (i) issuing, in contemplation of, or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings; or (ii) by causing the transfer of fractional shares by certain shareholders to other shareholders so as to most expediently preclude or remove any



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fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article.


                                     SHARES

6.    RIGHTS ATTACHED TO SHARES.

      (a) Unless otherwise stipulated in these Articles, same rights, obligations and restrictions shall be attached to all the shares of the Company regardless of their denomination or class

      (b) The rights attached to any class may be modified or abrogated by the consent in writing of the holders of the majority of the issued shares of such class or by the adoption of an Ordinary Resolution approving same modification or abrogation at a separate General Meeting of the holders of the shares of such class. The provisions of these Articles relating to General Meeting of the Company shall apply, mutatis mutandis, to any separate General Meeting of the holders of the shares of a specific class, provided, however, that, subject to the provisions regarding the adjournment of General Meetings, the requisite quorum at any such separate General Meeting shall be one, but if there are more than one shareholder holding shares of such class - then at least two or more, members present in person or by proxy and holding not less than fifty percent (50%) of the outstanding shares of such class.

      (c) The creation of additional shares of a specific class, or the issuance of additional shares of a specific class, shall not be deemed, for purposes of
Article 6(b), a modification or abrogation of rights attached to shares of such class or of any other class.

7.    ISSUANCE OF SHARES.

      (a) Issuance of shares shall be under the control of the Board, which shall have the exclusive authority to issue shares, in whole or in part, otherwise dispose of them, issue securities or other instrument convertible into shares or grant options to acquire shares, to such persons and on such terms and conditions as the Board may think fit.

      (b) Without derogating from the foregoing, the Board may decide, subject to any applicable Legal Requirements, to authorize payment by the Company of a commission to any person for a subscription or an agreement to subscribe, unconditionally or otherwise, for any share, and it shall be permissible to pay or settle the payment of such commission in cash or in shares, paid for in full or in part, or a combination of both.

8.    SHARE CERTIFICATES.

      (a) Each shareholder shall be entitled to receive from the Company one share certificate in respect of all of the shares of any class registered in his or her name in the Register of Shareholders or, if approved by the Board or any person designated by the Board for such purpose, several share certificates, each for one or more of such Shares.

      (b) Each share certificate issued by the Company shall be numerated, denote the class and serial numbers of the shares represented thereby and the name of the owner thereof as registered on the



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Register of Shareholders, and may also specify the amount paid-up thereon. A share certificate shall be signed by the Company.

      (c) A share certificate denoting two or more persons as joint owners of the shares represented thereby shall be delivered to the person first named on the Register of Shareholders in respect of such joint ownership.

      (d) A share certificate defaced or defective, may be replaced upon being delivered to the Company and being cancelled. A share certificate lost or destroyed may be replaced upon furnishing of evidence to the satisfaction of the Board or any person designated by the Board for such purpose proving such loss or destruction and subject to the submission to the Company of an indemnity letter and/or securities as the Board or such person may think fit. A shareholder requesting the replacement of a share certificate shall bear all expenses incurred by the Company in connection with the provisions of this Article.

9. REGISTERED OWNER. The Company shall be entitled to treat the person registered on the Register of Shareholders as the holder of any share, as the absolute owner thereof, and accordingly, shall not be bound to acknowledge any trust or other right, whether at law or in equity, of any other person to or in respect of such share. Notwithstanding the foregoing, the Board may recognize beneficial owners of shares, if and to the extent that it is so required under Legal Requirements and subject to submission of by the person claiming such beneficial ownership of sufficient proof to the satisfaction of the Board or as may be required under applicable Legal Requirements.

10.   CALLS ON SHARES.

      (a) With the approval of the Board, the Company may, from time to time, make calls upon shareholders to make payment of any amount of the consideration of their shares not yet paid, provided same amount is not, by the terms of issuance of same shares, payable at a definite date. Each shareholder shall pay to the Company the amount of every call so made upon him at the time(s) and places(s) designated in such call. Unless otherwise stipulated in the resolution of the Board, each payment with respect to a call shall be deemed to constitute a pro-rata payment on account of all of the Shares of such shareholder in respect of which such call was made.

      (b) A call shall be made in writing and shall be delivered to the shareholder(s) in question not less than fourteen (14) days prior to the date of payment stipulated therein. Prior to the due date stipulated in the call the Company, with the approval of the Board, may, by delivering a written notice to the shareholder(s), revoke such call, in whole or in part, postpone the designated date(s) of payment or change the designated place of payment.

      (c) If, according to the terms of issuance of any share, any amount is due at a definite date, such amount shall be paid on same date, and the holder of same share shall be deemed, for all intents and purposes, to have duly received a call in respect of such amount.

      (d) The joint holders of a shares shall be bound jointly and severally to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

      (e) Any amount not paid when due shall bear an interest from its due date until its actual payment at a rate equal to the prevailing rate of interest for unauthorized overdrafts as charged by Bank Leumi Le-Israel B.M. The provisions of this Article 10(e) shall in no way deprive the Company



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of, or derogate from any other rights and remedies the Company may have against such shareholder pursuant to the Articles or Legal Requirements.

      (f) With the approval of the Board, the Company may agree to accept prepayment by any shareholder of any amount due with in respect to his shares, and may direct the payment of interest for such prepayment at a rate as may be agreed upon between the Company and such shareholder.

      (g) Upon the issuance of shares, the Board may stipulate similar or different terms with respect to the payment of the consideration thereof by their respective holders.


11.   FORFEITURE AND SURRENDER

      (a) If any shareholder fails to pay when due any amount payable pursuant to a call, or interest thereon as provided for herein, the Company may, by a resolution of the Board, at any time thereafter, so long as said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. All expenses incurred by the Company with respect to the collection of any such amount or interest, including, inter-alia, attorneys' fees and costs of legal proceedings, shall be added to, and shall constitute a part of the amount payable to the Company in respect of such call for all purposes (including the accrual of interest thereon).

      (b) Upon the adoption of a resolution of forfeiture, the Board shall cause the delivery of a notice thereof to the shareholder in question. Same notice shall specify that, in the event of failure to pay the entire amount due within the period stipulated in the notice (which period shall be not less than fourteen (14) days), same failure shall cause, ipso facto, the forfeiture of the shares. Prior to the expiration of such period, the Board may extend the period specified in the notice of forfeiture or nullify the resolution of forfeiture, but such nullification shall not estop nor derogate from the power of the Board of Directors to adopt a further resolution of forfeiture in respect of the non-payment of said amount.

      (c) Whenever shares are forfeited as herein provided, all dividends declared in respect thereof and not actually paid shall be deemed to have been forfeited together with the Shares.

      (d) The Company, by a resolution of the Board, may accept the voluntary surrender by any shareholder of all or any part of his shares.

      (e) Any shares forfeited or surrendered as provided herein shall thereupon constitute the property of the Company, and may be reissued or otherwise disposed of as the Board may think fit.

      (f) Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be obliged to pay to the Company all amounts at the time of forfeiture or surrender due to the Company with respect thereof, including interest and expenses as aforesaid until actual repayment, whether the maturity date of same amounts is on or prior to the date of forfeiture or surrender or at any time thereafter, and the Company, with the approval of the Board in its discretion, may enforce payment of such amounts or any part thereof. In the event of such forfeiture or surrender, the Company, by a resolution of the Board, may accelerate the maturity date(s) of any or all amounts then owed to the Company by same shareholder and not yet due, in respect of such shares, whereupon all of such amounts shall forthwith become due and payable.

      (g) The Company, with the approval of the Board may, at any time before any share so forfeited or surrendered shall have been reissued or otherwise disposed of to a third party, nullify the



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forfeiture or the acceptance of the surrender on such conditions as it thinks fit, but such nullification shall not estop nor derogate from the power of the Board to re-exercise its powers of forfeiture pursuant to this Article 11.

12.   LIEN.

      (a) The Company shall have, at all times, a first and paramount lien upon all the shares registered in the name of each shareholder on the Register of Shareholders, upon all the dividends declared in respect of such Shares and upon the proceeds of the sale thereof, as security for such shareholder's Obligations. For the purposes of this Article 12, the term "Obligations" shall mean any and all present and future amount of the consideration of such shareholder's shares not yet paid to the Company .

      (b) Should a shareholder fail to fulfil any or all of his Obligations, the Company may enforce the lien, after such shareholder was provided with a period of fourteen (14) days so as to fulfill the Obligations so breached. Subject to
Article 12(c) below, the net proceeds of such sale shall be applied in payment of such sum due to the Company or to the fulfillment of the Obligation, and the remainder (if there shall be any) shall be paid to the shareholder.

      (c) A shareholder shall be obliged to reimburse the Company for all expenses thereby incurred with respect to the enforcement of a lien upon same shareholder's Shares, and such obligation shall be secured by the Shares which are subject to same lien.

13. SALE OF SHARES AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN. Upon any sale of shares after forfeiture or surrender or in the course of enforcement of a lien, the Company may appoint any person to execute an adequate instrument of transfer or any other instrument required to effect the sale, and shall be entitled to register the purchaser on the Register of Shareholders as the holder of the shares so purchased. The purchaser shall not be obliged to check the regularity of the proceedings of forfeiture, surrender or enforcement of a lien or the use that was made with the consideration thereby paid with respect to the shares. As of the entry of the purchaser's name in the Register of Shareholders in respect of such shares, the validity of the sale shall not be rebuttable, and the sole remedy of any person aggrieved by the sale shall be in damages, and against the Company solely.

14. REDEEMABLE SHARES. Subject to any Legal Requirement, the Company may issue redeemable shares and redeem the same.


                               TRANSFER OF SHARES

15.   TRANSFER OF SHARES.

      (a) EFFECTIVENESS AND REGISTRATION. A transfer of title to shares, whether voluntarily or by operation of law, shall not confer upon the transferee any rights whatsoever towards the Company unless and until such time as the transfer has been recorded in the Register of Shareholders.



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      (b) RECORD DATE. Notwithstanding any contrary provision of these Articles, in order that the Company may determine the shareholders entitled to notice of or to vote at any General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or be entitled to receive payment of any dividend or other distribution or allotment of any rights, or be entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board may fix in advance a record date which shall not be more than sixty (60) nor less than four (4) days before the date of such meeting (or any longer or shorter period permitted by law), and not more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

16. PROCEDURE OF VOLUNTARY TRANSFER OF SHARES. A shareholder desiring to transfer to another person title to his or her Shares, or any part thereof, shall deliver to the Company a notice to that effect accompanied by an instrument of transfer, in a form to be prescribed by the Board, duly executed by such shareholder.

17. PROCEDURE ON TRANSFER OF SHARES BY OPERATION OF LAW. Any person becoming entitled to shares of the Company by operation of law who desires to be registered as a shareholder in respect thereof in the Register of Shareholders, shall furnish the Company with evidence, to the satisfaction of the Board or any person designated by the Board for such purpose, of his title to the shares.

18.   [Reserved]


                                GENERAL MEETINGS

19. ANNUAL GENERAL MEETING. An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place as may be determined by the Board.

20.   SPECIAL GENERAL MEETING.

      (a) All General Meetings other than Annual General Meetings shall be called "Special General Meetings".

      (b) The Board may, whenever it thinks fit, convene a Special General Meeting, and shall be obliged to do so upon receipt of a requisition in writing in accordance with the provisions of the Companies Law.

      (c) Shareholders of the Company may not convene a General Meeting except as provided in the Companies Law.

21.   NOTICE OF GENERAL MEETINGS.

      (a) Not less than twenty-one (21) days prior to any General Meeting, a written notice thereof shall be delivered to all holders of record of voting shares of the Company. Such notice shall specify the place, the day and the hour of the General Meeting the general nature of the matters to be discussed thereat and such other information required under applicable law.



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      (b) The accidental omission to give notice of a General Meeting, or the non-receipt of a notice by a shareholder entitled to receive notices of General Meeting, shall not invalidate the proceedings of such General Meeting.

      (c) A shareholder entitled to receive notices of General Meeting may waive such right, or the right to receive twenty-one (21) days' prior written notice, generally or in respect of a specific General Meeting, and shall be deemed to have waived such right with respect to the time and place of any General Meeting at which he was present.

22.   QUORUM.

      (a) Two or more shareholders, present in person, by proxy or by voting card when the meeting proceeds to business, and holding shares representing in the aggregate 33 1/3% (thirty three percent and one third of a percent) or more of the total voting power attached to the shares then outstanding, shall constitute a quorum at General Meeting.

      (b) If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day in the next week, at the same time and place, or any other time and place as the Board may designate in a notice to the shareholders. The requisite quorum at an adjourned General Meeting shall be:

          (i) if the original meeting was convened upon requisition by shareholders pursuant to the Companies Law - the number of shareholders holding the minimum number of voting shares necessary to make such requisition, present in person or by proxy; and

          (ii) in any other case - one or more shareholders, present in person or by proxy, holding at least one share.

          At an adjourned General Meeting the only businesses to be considered shall be those matters which might have been lawfully considered at the General Meeting originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the General Meeting originally called.

23. CHAIRMAN. The chairman of the General Meeting shall be the Chairman, if any, of the Board, or any other person appointed by the Board for such purpose, or, if the Chairman of the Board or such other person are not present within fifteen (15) minutes from the time designated for the opening of the meeting, or are unwilling to serve as its Chairman, then the shareholders present at the meeting may, by Ordinary Resolution, appoint a chairman of the meeting. The Chairman of any General Meeting shall have no additional or casting vote.

24.   ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS.

          (a) Unless otherwise required by law, all resolutions by the General Meeting will be adopted by an Ordinary Resolution. An Ordinary Resolution shall be deemed adopted at a General Meeting if the majority of the votes attached to the shares voted on such resolution, whether in person, by proxy or by voting card, were cast for the approval of such resolution.

          (b) Any proposed resolution put to vote at a General Meeting shall be decided by a written ballot.



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          (c) A declaration by the Chairman of the General meeting that a proposed resolution has been adopted or rejected, shall constitute a prima facie evidence of the adoption or rejection, respectively, of same resolution, and no further proof verifying the contents of such declaration or the number or proportion of the votes recorded in favor of or against such resolution shall be required.

25.   [Reserved]

26. VOTING POWER. Subject to the provisions of Article 27(a) below, every shareholder shall have one vote for each share registered in his name on the Register of Shareholders, regardless of its denomination or class.

27.   ATTENDANCE AND VOTING RIGHTS AT GENERAL MEETINGS.

      (a) No shareholder shall be entitled to be present or vote at a General Meeting (or be counted as part of the quorum thereat) unless all amounts due as at the date designated for same General Meeting with respect to his shares were paid.

      (b) A corporate body being a shareholder of the Company and entitled to vote and/or attend at a General Meeting may exercise such rights by authorizing any person, whether in general or for a specific General Meeting, to be present and/or vote on its behalf. Upon the request of the Chairman of the General Meeting, a written evidence of such authorization and its validity (in a form acceptable to the Chairman) shall be furnished thereto.

      (c) A shareholder entitled to vote and/or attend at a General Meeting may appoint a proxy, whether in general or for a specific General Meeting, to exercise such rights, as follows:

          (1) The appointment of a proxy shall be in writing and shall be in the following form or in any other form approved by the Board:

                   "I, the undersigned, ________________________________________
                                                           (name of shareholder)
                   being a shareholder of ______________________________________
                                                           (name of the Company)
                   appoint __________________________________________________ of
                                                                 (name of proxy)
                   _____________________________________________________________
                                                              (address of proxy)

                as my proxy to attend and vote on my behalf at [any General Meeting of the Company] [the General Meeting / Special General Meeting of the Company to be held on the ___day of _______, ___] and at any adjournment thereof.

                Signed this ___ day of _________, _____.

                ___________________________."

                (signature of shareholder)


          (2) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be presented to the Chairman at the opening of the meeting at which the person named in the instrument proposes to vote or be delivered to the Company (at



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                its Registered Office, at its principal place of business, or at such place as the Board of Directors may specify) not less than forty-eight (48) hours before the time fixed for such meeting.

          (3) Unless expressly permitted in the appointing instrument, a proxy may not delegate his powers to any other person.

          (4) A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

          (5) An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under this Article for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in clause (2) above, or (ii) if the appointing shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such shareholder of the revocation of such appointment, or if and when such shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this clause (5) at or prior to the time such vote was cast.

      (d) A shareholder entitled to vote and/or attend at a General Meeting and is legally incapacitated, may exercise such rights by his custodian.

      (e) If two or more persons are registered as joint owners of any Share, the right to attend at a General Meeting, if attached to such share, shall be conferred upon all of the joint owners, but the right to vote at a General Meeting and/or the right to be counted as part of the quorum thereat, if attached to such Share, shall be conferred exclusively upon the senior amongst the joint owners attending the General Meeting, in person or by proxy; and for this purpose seniority shall be determined by the order in which the names stand on the Register of Members.


                               BOARD OF DIRECTORS

28.   POWERS OF BOARD OF DIRECTORS.



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      (a) The Board shall be vested with the exclusive authority to exercise all of the Company's powers which are not, by the Companies Law, these Articles or any applicable law, required to be exercised by a resolution in a General Meeting.

      (b) Without derogating from the above, the management of the business of the Company shall be vested exclusively in the Board.

29.   EXERCISE OF POWERS OF THE BOARD OF DIRECTORS.

      (a) The powers conferred upon the Board shall be vested in the Board as a collective body, and not in each one or more of the directors individually, and all such powers may be exercised by the Board by adopting resolutions in accordance with the provisions of these Articles.

      (b) A resolution shall be deemed adopted at a meeting of a Board, whether in person or by using a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, if supported by a majority of the directors attending such meeting, and entitled to vote on such resolution.

      (c) A resolution in writing, including executed counterparts thereof transmitted by facsimile, which was agreed upon by all the directors then in office and entitled to vote on such resolution, shall be deemed to have been adopted unanimously by the Board in a meeting duly convened and held on the date on which the last of the directors to sign affixed his signature thereto.

30. COMMITTEES OF DIRECTORS. (a) Subject to any contrary provision of the Companies Law, the Board may delegate any or all of its powers to committees, each consisting of two or more directors. The Board may, from time to time, revoke or alter the powers so delegated. Each committee shall, in the exercise of the powers so delegated, conform to any regulations and conditions prescribed by the Board upon the delegation or at any other time.

      (b) The provisions of the Articles with respect to the meetings of the Board, their convening, adoption of resolutions thereat and adoption of resolutions in writing and others shall apply, mutatis mutandis, to the meetings of any such committee, unless otherwise prescribed by the Board.

31. NUMBER OF DIRECTORS. The Board shall consist of up to twelve (12) directors (including the Outside Directors), until otherwise prescribed by an Ordinary Resolution.

32.   APPOINTMENT AND REMOVAL OF DIRECTORS.

      (a) Directors, other than Outside Directors, shall be elected at the Annual General Meeting by an Ordinary Resolution, and each such Director shall serve until the end of the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected and new directors are elected and are qualified for office, unless his office is vacated earlier pursuant to these Articles or the Companies Law.

      (b) Shareholder at a General Meeting may by an Ordinary Resolution remove from office any Director(s), other than an Outside Director, and may fill any vacancy, however created, in the Board. Shareholders may remove an Outside Director in accordance with the provisions of the Companies Law.

      (c) The Directors shall at any time and from time to time have the power to appoint any other person as a Director, whether to fill a vacancy or whether in addition to those of their body, provided that the total number of Directors does not exceed the maximum number permitted under Article 31 above. Any Director so appointed shall hold office until the end of first General Meeting convened after such appointment and may be re-elected.

33. QUALIFICATION OF DIRECTORS. Subject to qualifications required for an Outside Directors, no person shall be disqualified to serve as a director by reason of his not holding shares in the Company or by reason of his having served as director in the past.

34.   VACATION OF DIRECTOR'S OFFICE.

      The office of a director shall be vacated:

      (1)   Upon his death;

      (2) On the date at which he is declared a bankrupt or, if the director is a corporation - on the date at which a liquidation order was issued in respect thereof;

      (3)   On the date he is declared legally incapacitated;

      (4) On the date stipulated therefor in a written notice of resignation by such Director delivered to the Company or upon its delivery to the Company, whichever is later;

      (5) On the expiration of the term of his or her office, or removal, in accordance with the provisions of Article 32 above; or

      (6) For an Outside Director, in addition to clauses (1) through (4) above, in accordance with the applicable provisions of the Companies Law.

35. REMUNERATION OF DIRECTORS. No director shall be paid any remuneration by the Company for his services as director unless otherwise will be prescribed by the Board, and to the extent same shall be prescribed, and subject to the provisions of the Companies Law. Notwithstanding the foregoing, subject however to the provisions of the Companies Law, the directors will be reimbursed for reasonable out of pocket expenses incurred in the course of performance of their duties as directors, as approved by the Board.

36.   CONFLICT OF INTEREST.

      (a) A Director knowing that he has, directly or indirectly, an interest in any existing or proposed transaction to which the Company is a party, or in which the Company has an interest, shall notify the Company thereof, specifying the nature of such interest in the transaction.

      (b) A Director shall not be disqualified from holding his office by virtue of having an interest in any such transaction, but he shall not be entitled to attend a meeting whereat such transaction is considered (or to be counted as part of the quorum present thereat), or to express an opinion in the matter; nor shall he be entitled to vote in favor or against such transaction or in respect of any matter relating thereto, all unless and to the extent permitted under the Companies Law.

      (c) A Director may hold any other office under the Company, whether with or without remuneration, and may enter into an agreement with the Company with respect to the terms of his appointment to such office. The provisions of
Article 36(b) shall apply to any meeting of the Board whereat such appointment and/or its terms are considered and/or determined, and to all acts of the Board of Directors with respect thereto.

      (d) A Director may be engaged by the Company in rendering professional services to the Company, whether with or without remuneration, and may enter into an agreement with the Company with respect to the terms of his engagement. The provisions of Article 36(b) shall apply to any meeting of the Board whereat such engagement and/or its terms are considered and/or determined, and to all acts of the Board of Directors with respect thereto.

37.   ALTERNATE DIRECTOR.

      (a) Any director, other than an Outside Director, may, by delivering a written notice to the Chairman of the Board (and the Chairman by delivering such notice to any other Director), appoint an alternate for himself (hereinafter referred to as "ALTERNATE DIRECTOR"), remove such Alternate Director and appoint another Alternate Director in such Alternate Director's place. The appointment of the Alternate Director shall be for an indefinite period and for all purposes, unless restricted to a specific period, to a specific meeting or act of the Board, to a specific matter or in any other manner, and same restriction was specified in the appointment instrument or in a written notice delivered to the Company.

      (b) Any notice delivered to the Company pursuant to Article 37(a) shall become effective on the date specified therefor therein or upon delivery thereof to the Company, whichever is later.

      (c) An Alternate Director shall be vested with all rights and shall bear all obligations of the Director for whom he is appointed, provided, however, that he shall not be entitled to appoint an alternate for himself (unless the instrument appointing him expressly provides otherwise), and provided further that the Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof whereat the Director for whom he is appointed as alternate is present.

      (d) Any person who qualifies to be a Director and is not a Director at that time may be appointed an Alternate Director. The provisions of these Articles regarding qualification, vacation of office, remuneration and conflict of interests shall also apply to Alternate Directors.

      (e) The Alternate Director solely shall be responsible for his own acts and omissions, and he shall not be deemed an agent of the Director(s) who appointed him.

      (f) The office of an Alternate Director shall be ipso facto terminated if the Director who appointed him ceases to be a director.

38. MEETINGS OF THE BOARD OF DIRECTORS. Subject to Articles 39 and 40 below, the Board may meet, adjourn its meetings and otherwise determine and regulate such meetings and their proceedings as it deems fit.

39.   CONVENING MEETING OF THE BOARD OF DIRECTORS.

      (a) The Chairman of the Board may, at any time, convene a meeting of the Board, and shall be obliged to do so upon receipt of a written demand from any one of the Directors then in office. In the event there is no such Chairman or a meeting of the Board was not convened to a date which is no later than ten (10) days following the delivery of such written demand, the Director requesting the meeting may convene a meeting of the Board. Convening a meeting of the Board shall be made by delivering a notice thereof to all of the directors not later than seven (7) days prior to the date thereof, or, in emergencies, a shorter period determined by the Chairman as reasonably necessary in the circumstances. Such notice shall specify the exact time and place of the meeting so called and the general nature of the business to be considered thereat.

      (b) The accidental omission to give notice of a meeting, or the non-receipt of notice by any director, shall not invalidate the proceedings of such meeting.

      (c) A Director may waive his right to receive notice of any meeting, or to receive prior notice as aforesaid, in general or in respect of a specific meeting, and shall be deemed to have waived such right with respect to any meeting at which he was present.

40.   QUORUM.

      (a) A majority of the number of Directors then in office and entitled to vote at the meeting of the Board called for shall constitute a quorum thereat. No business shall be considered or determined at any meeting of the Board unless the requisite quorum is present when the meeting proceeds to business.

      (b) If within half an hour from the time appointed for the meeting of the Board, a quorum is not present, the Board meeting shall stand adjourned to the same day in the next week, at the same time and place (or within a shorter period of at least three days if the Chairman of the Board shall determine in good faith that the urgency of the matter for which such meeting was convened can not sustain a week's delay). The requisite quorum at an adjourned meeting of the Board shall be those Directors who are present thereat. At an adjourned meeting of the Board the only business to be considered shall be those matters which might have been lawfully considered at the meeting of the Board originally called if a requisite quorum had been present.

41. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board may from time to time elect one of its members to be the Chairman of the Board, remove such Chairman from office and appoint another in his place. The Chairman of the Board shall preside at every meeting of the Board, but if there is not such Chairman, or if he is not present or he is unwilling to take the chair at any meeting, the Directors present shall elect one of their number to be the chairman of such meeting. The Chairman shall have no additional or casting vote.

42. VALIDITY OF ACTS OF DIRECTORS DESPITE DEFECTS. All acts done bona fide at any meeting of the Board, or of a committee of the Board shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment or qualification of the participants thereat, or any of them, be as valid as if there was no such defect.


                                 GENERAL MANAGER

43.      GENERAL MANAGER.

      (a) The Board may, from time to time, appoint one or more persons, whether or not directors, as General Manager(s) of the Company or a similar title, either for a definite period or without any limitation of time, and may confer powers, authorities and rights and/or impose duties and obligations upon such person or persons and determine his or their salaries as the Board may deem fit, all subject to the provisions of the Companies Law.

      (b) Notwithstanding the provisions of any agreement between the General Manager and the Company, the Company shall be vested with the power, exercisable by a resolution of the Board and subject to the provisions of the Companies Law, to remove the General Manager from his office or to revoke or alter his powers, authorities, rights, duties, obligations or salary.


                                     MINUTES

44.   MINUTES.

      (a) The proceedings of each General Meeting, meeting of the Board and meeting of committee of the Board shall be recorded in the minutes of the Company. Such minutes shall set forth the names of the persons present at every such meeting and all resolutions adopted thereat and shall be signed by the chairman of that meeting.

      (b) All minutes purporting to be executed and signed as aforesaid, shall constitute evidence that the meeting was duly convened and held and as recorded in the minutes, unless proven otherwise.


                              DIVIDENDS AND PROFITS

45.   DECLARATION OF DIVIDENDS.

      (a) The Board may from time to time declare interim or final dividend at a rate as the Board may deem fit considering the profits of the Company and as permitted by applicable law.

      (b) Subject to any special or restricted rights conferred upon the holders of shares as to dividends, all dividends shall be declared and paid in accordance with the paid-up capital of the Company attributable to the shares in respect of which the dividends are declared and paid. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be the nominal value of such share; provided, however, that if the entire consideration for same share was not yet paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration.

      (c) Notice of the declaration of dividends shall be delivered to all those entitled to such dividends.

46.   RIGHTS TO PARTICIPATE IN THE DISTRIBUTION OF DIVIDENDS.

      (a) Subject to special rights with respect to the Company's profits to be conferred upon any person pursuant to these Articles and further subject to the provisions of these Articles with respect to reserved funds and special funds, all the profits of the Company may be distributed among the shareholders entitled to participate in the distribution of dividends.

      (b) Notwithstanding the foregoing, a share shall not attribute the right to participate in the distribution of dividends which were declared prior to the date of its actual issuance.

      (c) The purchase by the Company of its own shares from any one or more shareholders shall not be considered as dividend, shall not entitle any other shareholders to have their shares purchased by the Company and shall not otherwise be subject to the provisions of these Articles relating to dividends.

47. INTEREST ON DIVIDENDS. The Company shall not be obliged to pay, and shall not pay interest on declared but unpaid dividends if the shareholders entitled to such dividends fails to collect same or to provide the Company the necessary information for the payment thereof, or if the Company is for any other reason unable to pay the dividend to such shareholder.

48. PAYMENT OF DIVIDENDS. Subject to Article 49, a declared dividend may be paid by a check made to the order of the person entitled to receive such dividend (and if there are two or more persons entitled to the dividend in respect of the same share - to the order of any one of such persons) or to the order of such person as the person entitled thereto may direct in writing. Same check shall be sent to the address of the person entitled to the dividend, as notified to the Company.

49.   PAYMENT IN SPECIE.

      (a) The Company may, at the decision of the Board, pay dividends, wholly or in part, by the distribution of specific assets of the Company and/or by the distribution of fully paid-up shares and/or debentures of the Company and/or of any other company, or in any combination of such manners.

      (b) In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially to issue certificates for fractional shares and to determine the value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the shareholders on the basis of the value decided for that purpose.

50. SETTING-OFF DIVIDENDS. The Company's obligation to pay dividends or any other amount in respect of shares, may be set-off by the Company against any amount then due and payable to the Company by the person entitled to receive the dividend. The provisions contained in this Article shall not prejudice any other right or remedy vested with the Company pursuant to the Articles or any applicable law.

51.   UNCLAIMED DIVIDENDS.

      (a) Dividends unclaimed by the person entitled thereto within thirty (30) days after the date stipulated for their payment, may be invested or otherwise used by the Company for its own account, as it deems fit, until claimed; and the Company shall not be deemed a trustee in respect thereof.

      (b) Dividends unclaimed within a period of seven (7) years from the date stipulated for their payment, shall be forfeited and shall revert to the Company, unless otherwise directed by the Board.

52.   RESERVES AND FUNDS.

      (a) The Board may, before declaring a distribution of dividends, determine to set aside out of the profits of the Company or out of an assets revaluation fund and carry to reserve or reserves such sums as it deems fit, and direct the designation, application and use of such sums. The Board may further determine that any such sums which it deems prudent not to distribute as dividends will not be set aside for reserve, but shall remain as such at the disposal of the Company.

      (b) The Board may, from time to time, direct the revaluation of the assets of the Company, in whole or in part, and the creation of an assets revaluation fund out of the revaluation surplus, if any.

53.   CAPITALIZATION OF PROFITS.

      (a) Upon the recommendation of the Board, the Company may determine by an Ordinary Resolution at a General Meeting that it is desirous of capitalizing all or any part of the sums or assets allocated to the credit of any reserve fund or to the credit of the profit and loss account or being otherwise distributable as dividends (including sums or assets received as premiums on the issuance of shares or debentures), and direct accordingly that such sums or assets be released for distribution amongst the shareholders who would have been entitled thereto if distributed by way of dividends and in the same proportion; provided that same sums or assets be not paid in cash or in specie but be applied for the payment in full or in part of the unpaid consideration of the issued shares held by such shareholders and/or for the payment in full of the consideration (as shall be stipulated in said resolution) for shares or debentures of the Company to be issued to such shareholders subsequent to the date of said resolution, credited as fully paid up.

      (b) In the event a resolution as aforesaid shall have been adopted, the Board shall make all adjustments and applications of the moneys or assets resolved to be capitalized thereby, and shall do all acts and things required to give effect thereto. The Board may authorize any person to enter into an agreement with the Company on behalf of all shareholders entitled to participate in such distribution, providing for the issuance to such shareholders of any shares or debentures, credited as fully paid, to which they may be entitled upon such capitalization or for the payment on behalf of such shareholders, by the application thereto of the proportionate part of the moneys or assets resolved to be capitalized, of the amounts or any part thereof remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding upon all such shareholders.


                               ACCOUNTS AND AUDIT

54.   ACCOUNTS AND AUDIT.

      (a) The Board shall cause books of accounts of the Company to be kept, and periodic financial reports of the Company to be prepared, as required by applicable law. The account books shall be kept in the Company's Registered Office or at such other place as the directors deem fit and they shall also be open for inspection by the directors.

      (b) The Board shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the shareholders, and no shareholder, not being a director, shall have any right of inspecting any account book or document of the Company except as conferred by law or authorized by the Board or by the Company in a general meeting.

      (c) Once a year, and to the extent practicably possible, at the Annual General Meeting, the Board shall submit before the General Meeting annual audited financial reports of the Company, prepared as required by applicable law, for the end of such fiscal year and for the fiscal year then ended. Such financial reports shall be accompanied by a report from the Board with respect to the situation of the Company's business and the amount they declare as a dividend (if any).

55. INDEPENDENT ACCOUNTANT. The appointment, authorities, rights and duties of the independent accountant of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the independent accountant the shareholders in a General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards as may be provided for in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such independent accountant.


                             SUPPLEMENTARY REGISTERS

56. AUTHORITY TO KEEP SUPPLEMENTARY REGISTERS. Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause supplementary registers to be kept in any place outside Israel as the Board may think fit, and, subject to all applicable requirements of law, the Board may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.


                              STAMP AND SIGNATURES

57.   THE COMPANY'S STAMP.

      (a) The Company shall have an official stamp.

      (b) The Company may keep an official stamp for documents made for foreign purposes, and may authorize, from time to time, a person appointed for this purpose to make use of such stamp.

58.   THE COMPANY'S SIGNATURE.

      (a) A document shall be deemed signed by the Company upon the fulfillment of all of the following:

          (1) the Company's stamp was stamped thereon by a person or persons authorized therefor by the Board, or it bears the name of the Company in print or handwritten in capitalized letters;

          (2) it bears the signature of one or more persons authorized therefor by the Board;

          (3) the act of the person or persons authorized by the Board as aforesaid was within such person's or persons' authority and without deviation therefrom.

      (b) An authorization of one or more persons by the Board to sign on a document on behalf of the Company shall be deemed to include the authority to stamp the Company's stamp thereon, unless otherwise provided by the Board

      (c) An authorization by the Board as provided in Article 58(b) may be for a specific document or for a certain sort of documents or for all the Company's documents or for a definite period of time or for an unlimited period of time, and may be given to persons who are not directors, officers or employees of the Company, provided that any such authority may be terminated by the Board, at will.

      (d) The provisions of this Article shall apply both to the Company's documents executed in Israel and the Company's documents executed abroad.


                                     NOTICES

59. (a) A notice to a shareholder may be served, as a general notice to all shareholders, by publication in one of the daily Hebrew newspapers of general circulation appearing in Israel and in one daily English language newspaper of general circulation in the City of New York, and otherwise in such manner as may be required under applicable Legal Requirements, but in place of the publication of general notice as aforesaid, notice may be served on each shareholder individually or by hand or by post to the registered address of such shareholders. The date of such publication in the newspaper shall be deemed to be the date of service on all the shareholders .A notice served on a shareholder not sent by post but left at the shareholder's address as appearing in the Register of Shareholders, shall be deemed duly served on the third day following the day when the envelope containing it was dispatched. A declaration in writing of person authorized therefore by the Company or an authorized person from the Company's designated U.S. transfer agent stating that a notice was mailed to a shareholder shall suffice as evidence of the same for the purposes of this Article.

      (b) Subject to applicable Legal Requirements, where a given number of days' notice, or notice extending over any period, is required to be given, the day of service shall be counted in such number of days or other period.

      (c) The registered address of any shareholder shall be the address of such shareholder as appearing in the Register of Shareholders, or otherwise as such shareholder shall designate by written notice to the Company.

      (d) The address of the Company for the purpose of notice shall be its registered address or the address of its principal place of business.


                      EXCULPATION, INDEMNITY AND INSURANCE

60. EXCULPATION. The Company may exculpate any "Office Holder" (as defined in the Companies Law) from his or her liability to the Company for breach of duty of care, to the maximum extent permitted by law, before or after the occurrence giving rise to such liability.

61.   INDEMNIFICATION.

      (a) The Company may undertake with any Office Holder to indemnify such Office Holder, to the maximum extent permitted by law, against any liabilities he or she may incur in such capacity, provided that such undertaking is limited
(a) with respect to categories of events that can be expected as determined by the Board of Directors when authorizing such undertaking, and (b) with respect to such amounts determined by the Board of Directors as reasonable in the circumstances.

      (b) The Company may indemnify any past or present Office Holder, to the maximum extent permitted by law, with respect to any past occurrence, whether or not the Company is obligated under any agreement to indemnify such Office Holder in respect of such occurrence.

62. INSURANCE. The Company may procure, and/or undertake to procure, insurance covering any past or present or future Office Holder against any liability which he or she may incur in such capacity, including insurance covering the Company for indemnifying such Office Holder, to the maximum extent permitted by law.

63. LIMITATIONS ON EXCULPATIONS, INDEMNITY AND INSURANCE. Articles 60-62 above notwithstanding, the Company shall not procure insurance, indemnify or exculpate any Office Holder with respect to his/her liability in any events as to which the Company is prohibited under law to provide such insurance, indemnification or exculpation, as the case may be.

64. INDEMNITY AND INSURANCE OF OTHERS. In addition to the provisions of the proceeding Article 60-63, and subject to the provisions of the Companies Law and any other applicable laws, the Company may exculpate, indemnify, may undertake to indemnify, and may enter into an agreement for the insurance of the liability of, any other person or entity who is not an Office Holder.


                                   WINDING UP

65.   DISTRIBUTION OF ASSETS.

                  (a) In the liquidation of the Company, the entire surplus of assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the holders of all shares of the Company (treating the Preferred Shares on an as converted basis), in each case in proportion to the nominal value of the shares then held by them; provided, however, that if the entire consideration for a share was not yet paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration.

                  (c) Whenever the distribution provided for in this Article 65 shall be payable in securities or property other than cash, the Board shall have the authority to make any determination necessary to resolve any difficulty arising in effecting such distribution, including determining the fair market value of such securities or other property, or the manner of distributing any property which can not be apportioned among the shareholders.

                                     *    *    *    *